Trecora Resources Releases Second Quarter 2014 Results

- Revenue up 33.2% to $74.6 million

- Volume increased 32.0% to 20.7 million gallons

- Earnings Call to be Held Today at 4:30 pm EDT

SUGAR LAND, Texas, July 31, 2014 /PRNewswire/ -- Trecora Resources (NYSE:TREC), a leading provider of high purity, specialty chemicals and minority owner of Al Masane Al Kobra Mining Co. ("AMAK"), released their financial results for the second quarter ended June 30, 2014.

"The strength that we experienced in the 1st quarter continued into the 2nd quarter driven by record revenue and volume trends at South Hampton Resources," said Nick Carter, Chief Executive Officer and President of Trecora. "Our Operating Income and Adjusted EBITDA results were also at record levels aided by higher gross margins. AMAK, the Saudi Arabian mining company in which we hold a 35% equity investment, experienced a doubling in revenues; however, lower average metal prices and higher overhead costs prevented AMAK from contributing to Trecora's profitability."

Financial Results

Revenue was a record for the second quarter at $74.6 million, a 33.2% increase from the $56.0 million in the second quarter of 2013.

Volume was also a record for the quarter at 20.7 million gallons, a 32.0% increase from 15.7 million gallons for the second quarter of 2013.

Gross profit for the quarter was $11.7 million compared to $8.6 million in the same quarter last year. Gross profit margin for the quarter was 15.7% compared to 15.3% for the second quarter 2013 and up from 13.6% for the first quarter of 2014.

Net income for Trecora Resources in the second quarter 2014 was $5.0 million, or $0.20 per diluted share compared to $6.3 million or $0.26 per diluted share in the second quarter of 2013. During the second quarter of 2013 a gain of approximately $4.0 million was recorded for the additional equity issuance by AMAK. During 2014 no such gain was recorded. This contributed to the decline in earnings per share. Operating Income increased 48.7% to $7.4 million in the second quarter reflecting the strength at South Hampton Resources.

EBITDA for the second quarter was $8.4 million compared to $10.6 million for second quarter of 2013. Adjusted EBITDA, which removes the effects of AMAK for comparative purposes, for the second quarter of 2014 was $8.4 million compared to $5.9 million in 2013.

Cash at the end of the quarter was $6.4 million compared to $7.6 million as of December 31, 2013. Cash provided by operations during the quarter was $6.0 million, cash used by investing activities was $3.6 million and cash used by financing was $3.6 million during the second quarter. During the quarter we made net principal payments of $3.0 million on our line of credit and made a standard payments totaling $700,000 on our term loan.

Earnings Call

The conference call and presentation slides will be simulcast live on the Internet, and can be accessed by going to the investor relations section of the Company's web site at http://www.trecora.com/ or by using this link: http://public.viavid.com/index.php?id=110113. A replay of the call will also be available through the same link.

To participate via telephone, callers should dial in five to ten minutes prior to the 4:30 pm Eastern start time; domestic callers (U.S. and Canada) should call 1-888-427-9419 or 1-719-325-2177 if calling internationally. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Use pin number 5953598 for the replay.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release contains the non-GAAP measures: EBITDA and Adjusted EBITDA. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon our belief, as well as, assumptions made by and information currently available to us. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10-K for the year ended December 31, 2013, and the Company's subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release.

About Trecora Resources (TREC)

TREC owns and operates a petrochemical facility located in southeast Texas, just north of Beaumont which specializes in high purity petrochemical solvents and other solvent type manufacturing. The Company is also the original developer and a 35% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Company Contact:

Nick Carter, President and Chief Executive Officer
(409) 385-8300
ncarter@trecora.com

Investor Relations Contact:

Jeffery Fowlds
Genesis Select
(303) 415-0200
jfowlds@genesisselect.com

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	JUNE 30, 2014 (unaudited)	DECEMBER 31, 2013
ASSETS	(thousands of dollars)
Current Assets
Cash and cash equivalents	$ 6,379	$ 7,608
Trade receivables, net	28,176	22,069
Advance to AMAK	-	536
Inventories	11,702	12,063
Prepaid expenses and other assets	2,269	2,075
Contractual based intangible assets, net	-	104
Taxes receivable	-	571
Deferred income taxes	1,113	1,324
Total current assets	49,639	46,350

Plant, pipeline and equipment, net	43,222	41,925

Investment in AMAK	53,751	54,095
Mineral properties in the United States	588	588
Other assets	586	709

TOTAL ASSETS	$ 147,786	$ 143,667
LIABILITIES
Current Liabilities
Accounts payable	$ 7,006	$ 7,362
Accrued interest	80	102
Current portion of derivative instruments	215	292
Accrued liabilities	4,338	3,060
Accrued liabilities in Saudi Arabia	140	140
Current portion of post-retirement benefit	282	278
Current portion of long-term debt	1,400	1,400
Current portion of other liabilities	1,425	1,654
Total current liabilities	14,886	14,288

Long-term debt, net of current portion	8,139	11,839
Post-retirement benefit, net of current portion	649	649
Derivative instruments, net of current portion	251	319
Other liabilities, net of current portion	775	1,369
Deferred income taxes	11,141	11,984
Total liabilities	35,841	40,448

EQUITY
Common stock–authorized 40 million shares of $.10 par value; issued and outstanding 23.9 million and 23.8 million shares in 2014 and 2013, respectively	2,386	2,383
Additional paid-in capital	47,125	46,064
Accumulated other comprehensive loss	(303)	(366)
Retained earnings	62,448	54,849
Total Trecora Resources Stockholders' Equity	111,656	102,930
Noncontrolling Interest	289	289
Total equity	111,945	103,219

TOTAL LIABILITIES AND EQUITY	$ 147,786	$ 143,667

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(thousands of dollars)
REVENUES
Petrochemical Product Sales	$ 72,842	$ 54,762	$ 135,234	$ 106,382
Processing Fees	1,711	1,213	3,419	2,338
	74,553	55,975	138,653	108,720

OPERATING COSTS AND EXPENSES
Cost of Sales and Processing
(including depreciation of $868, $838, $1,733, and $1,663, respectively)	62,853	47,408	118,239	93,474

GROSS PROFIT	11,700	8,567	20,414	15,246

GENERAL AND ADMINISTRATIVE EXPENSES
General and Administrative	4,154	3,452	8,343	6,957
Depreciation	136	131	275	260
	4,290	3,583	8,618	7,217

OPERATING INCOME	7,410	4,984	11,796	8,029

OTHER INCOME (EXPENSE)
Interest Income	9	--	18	1
Interest Expense	11	(123)	(99)	(238)
Losses on Cash Flow Hedge Reclassified from OCI	(63)	(80)	(130)	(158)
Equity in earnings (loss) of AMAK	6	4,732	(344)	7,696
Miscellaneous Expense	(4)	(69)	(49)	(89)
	(41)	4,460	(604)	7,212

INCOME BEFORE INCOME TAXES	7,369	9,444	11,192	15,241

INCOME TAXES	2,369	3,135	3,593	4,146

NET INCOME	5,000	6,309	7,599	11,095

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	--	--	--	--

NET INCOME ATTRIBUTABLE TO TRECORA RESOURCES	$ 5,000	$ 6,309	$ 7,599	$ 11,095

Basic Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.21	$ 0.26	$ 0.32	$ 0.46

Basic Weighted Average Number of Common Shares Outstanding	24,165	24,110	24,158	24,108

Diluted Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.20	$ 0.26	$ 0.31	$ 0.45

Diluted Weighted Average Number of Common Shares Outstanding	24,813	24,652	24,866	24,655

TRECORA RESOURCES AND SUBSIDIARIES RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1)
	THREE MONTHS ENDED
	30-Jun
	2014	2013

NET INCOME	$ 5,000	$ 6,309

Add back:
Interest	52	203
Taxes	2,369	3,135
Depreciation	1,004	969

EBITDA	$ 8,425	$ 10,616

Equity in Earnings in AMAK	(6)	(4,732)

Adjusted EBITDA	$ 8,419	$ 5,884

(1)This press release includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.